UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2026, Relmada Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement (the “Closing”) is expected to occur on March 11, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase, for an aggregate purchase price of approximately $160.0 million, an aggregate of (i) 29,474,569 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $4.75 per Share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,210,527 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a price of $4.749 per Pre-Funded Warrant, which represents the per share purchase price for the Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, which includes the advancement of research and development of its product candidates.

Each of the Pre-Funded Warrants is immediately exercisable, has an exercise price of $0.001 and may be exercised at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

Also on March 9, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file, as promptly as reasonably practicable and in any event no later than the later of (x) 45 days after the Closing and (y) one business day after the Company files its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the Pre-Funded Warrant Shares, and to cause the applicable registration statements to become effective within the time periods set forth in the Registration Rights Agreement (the “Effectiveness Deadline”). The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

In the event the registration statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Purchaser, per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.

The Company has engaged Jefferies LLC, Leerink Partners LLC, Piper Sandler & Co. and Mizuho Securities USA LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing is only a summary of the terms of the Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the form of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and (iii) the form of Pre-Funded Warrant issued under the Purchase Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Based in part upon the representations of the Purchasers in the Purchase Agreement, the Company relied on the exemption afforded by Section 4(a)(2) under the Securities Act.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01 Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing NDV-01 12-month Phase 2 data. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on March 9, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Also on March 9, 2026, the Company made available a presentation relating to NDV-01 12-month Phase 2 data. A copy of the presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1, 99.2 and 99.3 attached hereto will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 8.01. Other Events.

On March 9, 2026, the Company announced 12-month interim data from its ongoing Phase 2 trial evaluating NDV-01 in patients with high-risk non-muscle invasive bladder cancer (“NMIBC”). The Phase 2 trial of NDV-01 demonstrated a 12-month complete response (“CR”) rate of 76% with a favorable safety profile. A 12-month CR rate of 80% was achieved in the Bacillus Calmette-Guérin (“BCG”)-unresponsive population, one of the most difficult-to-treat segments of NMIBC. Taken together, these findings support the potential best-in-class profile of NDV-01 and support advancement into the Phase 3 RESCUE registrational program evaluating NDV-01 in both second line (“2L”) BCG-unresponsive and adjuvant intermediate-risk NMIBC.

Highlights of the 12-month follow-up data from the Ongoing Phase 2 study of NDV-01:

Clinical Results (Response Data)
Complete Response
Anytime	95% (36/38)
3 month	87% (33/38)
6 month	86% (25/29)
9 month	85% (22/26)
12 month	76% (19/25)
12-month KM analysis	83%
N=48 patients dosed in overall population; KM: Kaplan-Meier analysis

Efficacy in BCG-Unresponsive Subpopulation**:

Clinical Results (Response Data)
Complete Response
Anytime	94% (16/17)
3 month	82% (14/17)
6 month	86% (12/14)
9 month	91% (10/11)
12 month	80% (8/10)
12-month KM analysis	84%
N=20 patients dosed in BCG-UR subpopulation; ** BCG-UR defined by FDA definition; BCG-UR: Bacillus Calmette-Guérin (BCG) – Unresponsive; KM: Kaplan-Meier analysis

●	No patient had progression to muscle-invasive disease

●	No patient underwent a radical cystectomy

●	No patients had a ≥ Grade 3 treatment related adverse event (“TRAE”)

●	No patients discontinued treatment due to adverse event (“AE”)

●	Of the 48 patients who received ≥ 1 dose, 30 (63%) experienced a treatment-related AEs.

●	Among treatment-related AEs,

o	54% were transient uncomfortable urination (dysuria, <24 hours, Grade 1)

o	8% had an asymptomatic positive urine culture

o	8% had hematuria

Phase 3 RESCUE Registrational Pathways:

Registrational Pathway 1 – An open label randomized controlled trial in intermediate-risk NMIBC of adjuvant therapy following TURBT (NDV-01 vs. observation). There are no approved treatments for adjuvant intermediate risk NMIBC, which we estimate affects approximately 75,000 patients per year in the United States.

●	Primary endpoint: Disease Free Survival (“DFS”)

●	Key secondary endpoints: High-grade recurrence free survival (“HG-RFS”), progression free survival (“PFS”), quality of life (“QOL”) metrics

Registration Pathway 2 – A single-arm trial in 2L BCG-unresponsive NMIBC with carcinoma in situ (CIS) patients who are currently refractory to approved or developmental therapies. Patients with BCG-unresponsive NMIBC with CIS who fail first line (“1L”) therapies, which the Company estimates to affect approximately 5,000 patients per year in the United States, have few, if any, effective treatment alternatives to radical cystectomy.

●	Primary endpoint: CR rate at any time

●	Key secondary endpoint: Duration of response (“DOR”), PFS, recurrence free survival (“RFS”) amongst responders

Expected Upcoming NDV-01 Milestones:

●	NDV-01 United States IND clearance – Mid-2026

●	Phase 3 RESCUE Program Initiation – Mid-2026

●	Initial 3-month results from Phase 3 2L BCG-unresponsive study expected by year-end 2026

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the Company’s ability to complete the Private Placement, the anticipated proceeds to be received in the Private Placement, the expected timing of the closing of the Private Placement, the intended use of proceeds from the Private Placement and the Company’s plans and expectations with respect to its product candidates. The risks and uncertainties involved include the risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
10.1*	Form of Purchase Agreement, dated March 9, 2026, by and among the Company and the Purchasers
10.2	Form of Registration Rights Agreement, dated March 9, 2026, by and among the Company and the Purchasers
99.1	Press Release, dated March 9, 2026, announcing NDV-01 12-month Phase 2 data.
99.2	Press Release, dated March 9, 2026, announcing the Private Placement.
99.3	NDV-01 12-month Phase 2 data Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2026	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer